UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street New York, New York	10055
(Address of principal executive offices)	(Zip Code)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) Evercore Partners Inc. held its annual meeting of stockholders on June 8, 2010.

(b) Proxies for the annual meeting of stockholders were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934; there was no solicitation in opposition to management’s nominees for directors listed in the definitive proxy statement for the annual meeting of stockholders filed by Evercore Partners Inc. on April 26, 2010 and all such nominees were elected. The final results of the voting for eight directors for an annual term are set forth below:

Roger C. Altman	For	26,066,133
	Withheld	1,354,324
	Broker non-votes	1,757,282

Pedro Aspe	For	25,262,504
	Withheld	2,157,953
	Broker non-votes	1,757,282

Richard I. Beattie	For	26,310,619
	Withheld	1,109,838
	Broker non-votes	1,757,282

Francois de Saint Phalle	For	26,467,792
	Withheld	952,665
	Broker non-votes	1,757,282

Gail B. Harris	For	26,311,019
	Withheld	1,109,438
	Broker non-votes	1,757,282

Curt Hessler	For	26,467,892
	Withheld	952,565
	Broker non-votes	1,757,282

Anthony N. Pritzker	For	26,332,952
	Withheld	1,087,505
	Broker non-votes	1,757,282

Ralph L. Schlosstein	For	26,224,959
	Withheld	1,195,498
	Broker non-votes	1,757,282

The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Evercore Partners Inc. for the year 2010 was ratified. The final results of the voting on such matter are set forth below:

For	29,172,359
Against	3,195
Abstain	2,185
Broker non-votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERCORE PARTNERS INC.

Date: June 9, 2010	/s/ ADAM B. FRANKEL
By: Adam B. Frankel Title: General Counsel